Exhibit 10.1
Loan Number: 2757504497
SECURED LINE OF CREDIT LOAN AGREEMENT
     THIS SECURED LINE OF CREDIT LOAN AGREEMENT (“Agreement”) is dated this 28th day of October, 2008, and is entered into by and between LAKES ENTERTAINMENT, INC. (“Borrower”) and FIRST STATE BANK (“Lender”).
     WHEREAS, Borrower desires to enter into a $8,000,000 non-revolving line of credit loan agreement with Lender pursuant to the terms and conditions of that certain $8,000,000 Secured Line of Credit Promissory Note, that certain Mortgage, Security Agreement and Absolute Assignment of Lease and Rents (the “Mortgage”), that certain Absolute Assignment of Leases, Rents, Contracts and Agreement (the “Assignment of Leases”), that certain Indemnification Agreement (the “Indemnification Agreement”) and that certain Collateral Assignment of Life Insurance Policy (“Insurance Collateral Assignment”), each executed as of an even date herewith, and all other documents referenced therein or executed by Borrower in connection with this loan transaction (collectively, the “Credit Agreement”);
     WHEREAS, Borrower and Lender desire to establish the conditions pursuant to which advances of principal shall be funded and principal and interest hereunder shall be paid; and
     WHEREAS, the parties hereto desire to be legally bound by the terms and conditions of this Agreement along with all exhibits attached hereto and related contractual agreements referenced herein, the terms and conditions of which are incorporated herein by this reference;
     NOW, THEREFORE, for and in consideration of the foregoing recitals, and the covenants and agreements hereinafter set forth and other good and valuable consideration, the legal adequacy and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:
     1. Definitions.
     In addition to the definitions set forth in the recitals, which are true and accurate and which are incorporated herein by this reference, the following terms shall have the following meanings unless otherwise agreed.
     “Advance” means each and every advance of principal by Lender to Borrower which shall be evidenced by the Promissory Note and secured by the Credit Agreement.
     “Application for Advance” means any application for an advance of principal pursuant to this loan agreement in a form and with content acceptable to Lender.
     “Borrowing Base” means Eight Million and No/100 Dollars ($8,000,000).
     “Business Day” means a day on which commercial banks are authorized to conduct business or Lender is open for business in the State of Arkansas.

Loan Number: 2757504497
     “Collateral” means the property of Borrower subject to security interests or other liens pursuant to the Credit Agreements.
     “Event of Default” means the occurrence of those events as are more fully described in Paragraph 7, hereof.
     “Financing Statements” means and includes all Uniform Commercial Code financing statements and continuation statements as Lender shall require to give notice of and perfect or to continue perfection of Lender’s security interest in all personal property and fixtures constituting Collateral or otherwise constituting security for the Obligations.
     “Guarantor” means Lyle Berman, an equity owner of Borrower.
     “Guaranty” means the Unconditional Guaranty of Guarantor of even date herewith.
     “Information” means all information received from Borrower relating to Borrower and its businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by Borrower.
     “Lender Expenses” means all reasonable legal fees, court costs, and administrative charges which Lender may incur in connection with the administration of this credit relationship after the occurrence and during the continuation of an Event of Default.
     “Maturity Date” means that date which is twenty-four (24) months from and after the date of the Promissory Note.
     “Obligations” means all advances of principal and all interest, Lender Expenses, fees, costs, charges, and other liabilities of every possible nature, whether now existing or accruing hereafter, and whether vested or contingent in nature, and whether monetary or non-monetary in nature, the payment or performance of which are owed by the Borrower to the Lender pursuant to the Credit Agreements, or any other document executed by Borrower in favor of Lender.
     “Promissory Note” means that Secured Line of Credit Promissory Note in the original face amount of Eight Million and No/100 Dollars ($8,000,000.00) of even date herewith.
     2. The Loan and Terms of Payment.
     (a) Promissory Note. Upon Borrower’s compliance with all conditions precedent and terms and conditions as are set forth herein and in the Credit Agreement, Lender hereby agrees to extend credit to Borrower in a collective sum not to exceed the Borrowing Base. Concurrently herewith, Borrower shall execute and deliver to Lender the Promissory Note in the face amount of Eight Million and No/100 Dollars ($8,000,000.00).
     (b) Term of Credit Facility. All Obligations outstanding hereunder shall be due and payable at the Maturity Date, subject to acceleration as provided in the Credit Agreement. The

Loan Number: 2757504497
Obligations shall bear interest at the rate and pursuant to the terms and conditions of the Promissory Note.
     3. Conditions to Advances; Providing for In-Balance Nature of Facility; Non-Revolving Nature of Facility.
     (a) Conditions to Advances. Assuming the absence of a continuing Event of Default, Borrower shall have the right to request advances of principal from Lender, and, upon such requests, Lender shall make such advances of principal to Borrower; PROVIDED, HOWEVER, that Lender shall never advance principal hereunder in an amount in excess of the Borrowing Base and provided that Borrower shall have executed and/or delivered, as applicable, the following items to Lender:
(i)	a completed Application for Advance;

(ii)	Financing Statements, in a form deemed reasonably acceptable by Lender;

(iii)	the Promissory Note;

(iv)	the Mortgage;

(v)	the Assignment of Leases;

(vi)	the Guaranty;

(vii)	the Indemnification Agreement;

(viii)	the Insurance Collateral Assignment; and

(ix)	any and all other documents that Lender may reasonably require.
     (b) Maintenance of In-Balance Nature of Facility. On each Business Day throughout the term of the Credit Agreement, Lender shall determine whether the total amount of Advances to Lender hereunder equals or is less than the Borrowing Base, and shall provide for the following occurrences in the following situations:
     (i) To the extent that the collective sum total of all Advances is less than the Borrowing Base, then Borrower may request and Lender shall advance, assuming the absence of a continuing Event of Default, additional principal up to, but not exceeding, the Borrowing Base; and
     (ii) Should the collective sum total of all Advances hereunder ever exceed the Borrowing Base, then the Lender shall provide Borrower with written notice of such status and within three (3) Business Days after the delivery by Lender to Borrower of such written notice Borrower shall take any and all action necessary to ensure that the collective sum total of all Advances equals or is less than the Borrowing Base, including, without limitation, reducing the collective sum total of all Advances hereunder through prepayment of principal, pledging additional collateral or a combination of the forgoing.
     (c) Non-Revolving Nature of Credit Facility. This credit facility is intended to be non-revolving in nature.

Loan Number: 2757504497
     4. Security.
     As security to collateralize the Borrower’s duty to pay and perform all Obligations hereunder, Borrower shall and does hereby give and grant to Lender all collateral and security which is pledged pursuant to the Credit Agreement. Such Obligations will be guaranteed by the Guaranty.
     5. Representations and Warranties.
     Borrower does additionally warrant and represent to Lender the following:
     (a) Borrower’s execution, delivery and performance of this Agreement and the Credit Agreement (i) will not violate any indenture, agreement or any other instrument to which Borrower is a party or by which Borrower or any of its property is bound; and (ii) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of this Agreement. Each of the documents which collectively constitute the Credit Agreement, when executed and delivered to Lender, will constitute the legal, valid and binding obligations of respective signatories thereto enforceable in accordance with their terms.
     (b) All financial data and other written information that has been provided by Borrower to Lender with respect to Borrower (i) is complete and correct in all material respects and does not omit to state any material fact necessary in order to make the statements herein or therein not misleading; and (ii) accurately presents the financial condition of Borrower as of the date on which the same have been furnished. Borrower’s year-end balance sheet dated as of December 30, 2007 and quarterly balance sheet dated as of June 29, 2008 disclose all known material liabilities, direct and contingent, as of their respective dates. Other than as disclosed by Borrower in its public reports filed pursuant to the Securities Exchange Act of 1934, there has been no material adverse change in the financial condition of Borrower since December 30, 2007 other than changes in the ordinary course of business or changes attributable to market conditions generally, none of which changes has been both material and adverse.
     (c) To its knowledge, Borrower is not in material default in the performance, observance or fulfillment of any of the obligations, covenants or conditions set forth in any agreement or instrument to which it is a party.
     (d) All other written reports, papers, data and information given by Borrower to Lender with respect to Borrower are accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matters thereof.
     (e) Borrower has filed all required federal and state income tax returns and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by it except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with generally

Loan Number: 2757504497
accepted accounting principles. Borrower knows of no basis for an additional assessment in respect of any such taxes.
     (f) There is not now pending against or affecting the Collateral or Borrower nor is there to our knowledge threatened any action, suit or proceeding at law or in equity or by or before any administrative agency which, if adversely determined, would impair or affect the financial condition or operation of Borrower in any material respect.
     (g) Borrower is not insolvent; has not made an assignment for the benefit of creditors; has not suspended business or commenced proceedings for dissolution or become insolvent; has not filed or become the subject of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under bankruptcy, insolvency or receivership laws for the relief of debtors; has not had any judgment, writ or warrant of attachment, or similar process, entered or filed against it or any of its property or assets, which renders it insolvent or impairs its ability to continue doing business and which has remained unvacated, unbonded or unstayed for a period of 30 days; has not failed to pay its debts as they became due except for taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with generally accepted accounting principles; has not taken any action, nor has any intentions to take any action, which would constitute an “act of bankruptcy” under the Federal Bankruptcy Code and is not in contemplation thereof.
     6. Covenants.
     So long as any of the Obligations remain unpaid, Borrower shall at all times be in full and timely compliance with all of the following covenants and perform all duties and obligations set forth below in a timely manner:
     (a) The Borrower shall keep adequate records and books of account reflecting all financial transactions in conformity with appropriate income tax accounting procedures and all applicable requirements of any governmental agency having jurisdiction over Borrower or any of its businesses; and (b) Borrower acknowledges that the placement of any additional liens upon the Collateral described in the Credit Agreement may impair the ability of Lender to obtain assurance that its security interest remains in a prior position and that the Obligations will be repaid in accordance with the Credit Agreement. Accordingly and to facilitate the purposes of this Agreement and to avoid causing damage to Lender, Borrower agrees that it shall not create or suffer to be created any additional lien upon any of the Collateral without Lender’s prior written consent, such consent not to be unreasonably withheld or delayed.
     (b) Upon the request of Lender, the Borrower shall execute or cause the execution, acknowledgment and delivery of such further instruments (including, without limitation, declarations of no set-off) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Agreement or the other Credit Agreements.

Loan Number: 2757504497
     (c) The Borrower shall not take any action with respect to any of the Collateral which is inconsistent with the provisions and the purpose of this Agreement or which would materially adversely affect the rights of Lender under the Credit Agreement.
     (d) Borrower shall deliver to Lender: (a) quarterly financial statements within forty-five (45) days after the end of each fiscal quarter (b) annual financial statements within ninety (90) days after the end of each fiscal year, (c) such other information as Lender might reasonably request from time to time. With regard to internally generated reports, all shall be certified by Borrower’s Chief Executive Officer and Chief Financial Officer as being true and correct.
     (e) Without the prior written consent of Lender, Borrower shall not: amend its organizational or governing documents in a manner that materially adversely affects Lender’s rights hereunder; dissolve; or fail to remain in good standing and authorized to do business in all jurisdictions where such standing or authorization is required with respect to Borrower and where the failure to do so would have a material adverse impact on Borrower or its assets or operations.
     (f) Borrower will maintain throughout the term of the Loan insurance policies, with premiums prepaid, with reputable insurance companies not affiliated with Borrower, in such amounts and against such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower operates, including, without limitation, such insurance as is required pursuant to the Mortgage.
     (g) On the date hereof, Borrower agrees to pay Lender an origination fee equal to $20,000.
     7. Default.
     The occurrence of any one or more of the following events and/or occurrences shall constitute an “Event of Default” hereunder:
     (a) Default in the payment of any Obligation by Borrower under the Credit Agreement for a period in excess of any applicable cure period provided therein;
     (b) Borrower’s failure to comply with the provision of any financial covenant or any other covenant, condition or obligation contained in the Credit Agreement provided that such failure continues for at least 10 days after Borrower’s receipt of written notice thereof;
     (c) Should any warranty or representation contained herein or elsewhere in the Credit Agreement at any time prove to have been false or misleading in any material respect when made;
     (d) The levy of an attachment, execution or other such process against Borrower’s property or any of their assets with respect to a claim or claims aggregating $50,000 or more and the failure by Borrower to obtain the discharge thereof or provide adequate bond acceptable to Lender as security therefor within 30 days after attachment;

Loan Number: 2757504497
     (e) Default in the performance of any other obligation of Borrower to Lender under any other agreement between Borrower and Lender for a period in excess of any applicable cure period provided therein;
     (f) Borrower’s entry into or granting of a general assignment for the benefit of its creditors, the voluntary or involuntary appointment of a receiver for all or substantially all of its assets, Borrower’s bankruptcy or Borrower’s admission in writing of its inability to make payments on its debts as they mature;
     (g) The occurrence of any material adverse change in the financial conditions or operations of Borrower other than changes attributable to market conditions generally.
     8. Remedies.
     (a) Upon the occurrence and during the continuance of any Event of Default Lender may:
     (i) Declare all of the Obligations immediately due and payable;
     (ii) Take all steps in accordance with applicable law that Lender may deem necessary and appropriate in Lender’s discretion to sell and liquidate the Collateral in that manner which Lender deems appropriate;
     (iii) Terminate Lender’s agreement to make further Advances under this Agreement;
     (iv) Offset against the Obligations any amounts due Borrower under any other agreement between Borrower and Lender, including, without limitation, bank accounts otherwise held by Lender;
     (v) Exercise any and all other rights and/or remedies which may be available to Lender either at law or in equity.
     (b) Disposition of Proceeds. Subject to the provisions of all applicable law, and after the occurrence and during the continuation of an Event of Default, the net cash proceeds resulting from the sale or other disposition of all or any part of the Collateral held by Lender shall be applied in the following order: (i) first, to Lender Expenses; (ii) second, to the satisfaction of the Obligations, with application to principal, interest, charges and expenses to be in such order and manner as determined by Lender in its sole discretion; and (iii) third to satisfaction of any remaining obligations of Borrower hereunder. Any surplus after such application shall be delivered to Borrower, and Borrower shall be liable for, and shall pay to Lender on demand, any deficiency remaining after such application.
     (c) Remedies Cumulative. The remedies provided for herein are cumulative and shall be in addition to any and all other rights or remedies provided for herein or at law or in equity including any banker’s lien and right of offset. The exercise of any right or remedy by Lender hereunder shall not constitute a cure or waiver of any default in connection with the Obligations nor invalidate any

Loan Number: 2757504497
notice of default or act done pursuant to any such notice, nor prejudice Lender in the exercise of any of its other rights.
     9. Miscellaneous.
     (a) Waiver. No waiver by Lender of any default or breach by Borrower hereunder shall be implied from any omission by Lender to take, or any delay in taking, action on account of such default other than the default expressly made the subject of the waiver and any such express waiver shall be operative only for the time and to the extent therein stated. Any waiver of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Lender to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.
     (b) No Duty of Lender. Nothing in this Agreement shall impose or imply any duty or obligation whatsoever upon Lender, and Lender shall be under no duty to take any action to preserve rights of Borrower with respect to any of the security held by Lender for the Obligations. Borrower waives any and all impairment of recourse and/or impairment of collateral defenses which it may possess against the Lender.
     (c) Amendment. This Agreement and the other agreements comprising the Credit Agreement constitute the entire agreement between the parties and may not be changed, waived, discharged or terminated orally, but only by an instrument or instruments in writing signed by the party against whom enforcement is sought.
     (d) Indemnification. To the fullest extent permitted by law, Borrower agrees to indemnify and hold harmless Lender, and Lender’s officers, directors, shareholders, agents, attorneys and employees (collectively “Indemnitee”), from and against any and all out of pocket costs resulting from liability, loss, damage, costs or expense, including court costs and reasonable attorney’s fees, that Indemnitee may hereafter suffer, incur, reasonably pay or in any manner be held liable for to third parties, by reason of any breach, default, misstatement or misrepresentation of any of the statements, warranties or representations of Borrower contained in the Credit Agreement, or by reason of any material breach or default by Borrower, or any of Borrower’s employees, officers, affiliates or agents, in the performance of any duties, covenants or obligations arising under this or any related agreement, other than any such breach or default occasioned by Lender’s gross negligence, willful misconduct or breach of contract. In this connection, but without limitation, Borrower agrees to reimburse any Indemnitee promptly upon demand for any payments made by such person to a third party with respect to any liability, damage, loss or claim to which the foregoing indemnity relates.
     (e) Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (b) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly

Loan Number: 2757504497
maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	LAKES ENTERTAINMENT, INC.
130 Cheshire Lane
Suite 101
Minnetonka, Minnesota 55305
Attn: Damon Schramm, Vice President and General Counsel

With a copy to:	GRAY PLANT MOOTY
80 South Eighth Street
500 IDS Center
Minneapolis, Minnesota 55402
Attn: Daniel Tenenbaum

If to Lender:	FIRST STATE BANK
620 Chestnut Street
Conway, Arkansas 72032
Attn: Randy Sims

With a copy to:	GILL ELROD RAGON
OWEN & SHERMAN, P.A.
425 West Capitol Avenue, Suite 3801
Little Rock, Arkansas 72201
Attn: Daniel Goodwin
or addressed as such party may from time to time designate by written notice to the other parties.
     Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.
     (f) Attorneys’ Fees. Borrower does hereby covenant and agree that it shall reimburse Lender for any and all reasonable litigation, collection and enforcement fees and costs of whatever nature, including attorneys’ fees and court costs, which Lender may incur as a result of its enforcement of Borrower’s obligations hereunder including, without limitation, all “workout” or similar discussions and negotiations and all fees and costs incurred in connection with Lender’s involvement in any bankruptcies arising therefrom. Borrower shall additionally be responsible for the payment at the initial funding of principal hereunder all legal fees incurred by Lender in connection with the documentation and closing of this credit facility.
     (g) Binding Effect; Assignment. This Agreement may be assigned by Lender, including, without limitation the assignment or sale of a participation interest in the loan transaction governed by this Agreement. Subject to compliance with the confidentiality requirements of paragraph 9(q) below, Borrower authorizes Lender to disseminate any information it has pertaining to the loan transaction, including, without limitation, credit information on Borrower, any of its principals, any guarantor, or any other party liable, directly or indirectly for the Obligations, to such assignee or

Loan Number: 2757504497
participant or prospective assignee or participant. Borrower shall execute, acknowledge and deliver any and all instruments requested by Lender in connection with such assignment or participation. Borrower may not assign its interest in, or obligation under, this Agreement except with the written consent of Lender. Subject to the forgoing, all of the terms, covenants, conditions, representations and warranties hereof shall inure to the benefit of, and be binding upon, the successors and assigns of Lender and Borrower. Borrower hereby consents to the collateral assignment of Lender’s interests in and to the Credit Agreement to third party creditors of Lender without the need for any further consent of whatever nature by Borrower. Should Lender’s assignee assume rights under the Credit Agreement, Borrower covenants and agrees that it will continue to perform the Credit Agreement in accordance with its terms and conditions and shall recognize said assignee as the lawful and enforceable successor in interest to Lender.
     (h) Interpretation. This Agreement shall be governed and interpreted under Arkansas law. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The headings of the paragraph of this Agreement are for convenience only and do not define or limit any terms or provisions. Time is of the essence in the performance of this Agreement by Borrower. The invalidity or unenforceability of any one or more provisions of this Agreement will in no way affect any other provision.
     (i) Preparation of Agreement. The parties hereto acknowledge that this Agreement has been negotiated and prepared in an arms-length transaction and that both Lender and Borrower have negotiated all the terms contained herein. Accordingly, the parties agree that neither party shall be deemed to have drafted the Agreement and the Agreement shall not be interpreted against either party as the draftsman.
     (j) Other Acts and Documents. The parties agree to undertake such other acts and execute such other documents as may be reasonably necessary to effect the purpose and intent of this Agreement.
     (k) Merger. This Agreement, the Promissory Note, and the other agreements or instruments identified or referenced in the Credit Agreement represent the culmination of all prior negotiations, representations, and agreements between the parties with respect to the transaction contemplated hereby. All such prior negotiations, representations, and agreements are merged herein.
     (l) Advice of Counsel. Each party acknowledges to the other that such party has been advised by legal counsel in connection with the negotiation and execution of this Agreement and that each party understands the terms and conditions contained herein and that each has entered into this Agreement voluntarily.
     (m) JURY WAIVER. BORROWER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY DISPUTE OR LITIGATION ARISING HEREUNDER OR UNDER ANY RELATED DOCUMENT EXECUTED IN CONNECTION HEREWITH. BORROWER COVENANTS AND AGREES THAT THE SOLE AND EXCLUSIVE JURISDICTION AND VENUE FOR ALL LITIGATION ARISING IN

Loan Number: 2757504497
CONNECTION WITH THE ENFORCEMENT, COLLECTION OR ADMINISTRATION OF THIS SECURED LINE OF CREDIT LENDING AGREEMENT SHALL REST EXCLUSIVELY IN FAULKNER COUNTY, ARKANSAS AND MAKER WAIVES ALL RIGHTS TO ASSERT OTHERWISE.
     (n) Construction. Unless the context of any provision of this document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof,” “herein,” “hereby,” “hereunder, “ and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, paragraph, exhibit and similar references are to this Agreement unless otherwise specified. Any reference in this Agreement to the Credit Agreement or any other Agreement to which Lender and Borrower are a party shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions and supplements thereto.
     (o) Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by this reference.
     (p) USA Patriot Act Compliance. Borrower warrants and represents that neither Borrower nor any principal, manager or majority member of Borrower appear on the list of Specially Designated Nationals and Blocked Persons that is maintained by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) or any similar list maintained by any governmental entity or agency (collectively, the “SDN List”). If Lender knows, has reason to know or suspects or has reason to suspect that Borrower has, is, or will violate the warranty and representation contained in the preceding sentence, Lender shall have the right to terminate this Agreement and to take any and all action or to make any report or notification required by OFAC or any other applicable governmental entity or agency or by the laws relating to the applicable SDN List.
     (q) Participation. Lender shall have the exclusive option and privilege of selling the Loan in its entirety or participating interests in the Loan to such persons or entities and on such terms and conditions as Lender may determine and may disclose any and all information relating to the Loan to such participants or any other purchaser of the Loan, provided that such participants or other purchasers are bound by written obligations of confidence substantially similar to those contained herein or are otherwise subject to bank secrecy laws prohibiting the disclosure of Borrower’s confidential information.
     (r) Multiple Counterpart Execution. It is expressly agreed and understood that this document may be executed in multiple counterparts and with multiple signature pages and that all signature pages, when attached to and assembled with this document, shall constitute and comprise a single document that is enforceable against all parties on all signature pages in accordance with this document’s terms.
     (s) Regulatory Matters. As a business involved in the gaming industry, Borrower conducts business in a highly regulated industry under privileged licenses issued by federal, state,

Loan Number: 2757504497
local and tribal gaming regulatory authorities. Borrower maintains compliance programs that have been established to protect and preserve its name, reputation, integrity, and goodwill and to monitor compliance with the requirements established by gaming regulatory authorities. Performance of the Credit Agreement is contingent upon both parties’ compliance with the laws, regulations, and policies in jurisdictions where business activity is conducted. Failure to comply with laws, regulations, and policies in jurisdictions where business is conducted could result in termination of the Credit Agreement. Lender agrees to (a) undergo all reasonable and necessary background due diligence investigations, including completing Borrower’s standard background questionnaire, performed by Borrower from time to time, and (b) cooperate with requests, inquiries, or investigations of gaming regulatory agencies in connection with the performance of the Credit Agreement.
     (t) Treatment of Certain Information; Confidentiality. Lender agrees to maintain the confidentiality of all information received by Borrower relating to Borrower and its businesses (such information, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by Borrower, being herein referred to as the “Information”), except that Information may be disclosed to (a) affiliates, partners, directors, officers, employees, agents, advisors, and representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of, but only to the extent necessary with respect thereto, any remedies hereunder or under any other of the Credit Agreements, subject to an agreement containing provisions substantially the same as those of this Section, (e) with the consent of the Borrower, or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower. Lender shall be considered to have complied with its obligations under this Section if Lender has exercised the same degree of care to maintain the confidentiality of such Information, but in no event less than a reasonable degree of care, as it would accord its own confidential information of a similar nature.
     Lender acknowledges that (a) the Information may include material non-public information concerning the Borrower, (b) it has developed compliance procedures regarding the use of material non-public information, and (c) it will handle such material non-public information in accordance with applicable law, including federal and state securities laws.
[This space intentionally left blank; signatures to follow]

Loan Number: 2757504497
[Signatures to the Secured Line of Credit Loan Agreement]
     IN WITNESS WHEREOF, the parties hereto have executed this Secured Line of Credit Loan Agreement on the day and year set forth in the preface.

LENDER:

FIRST STATE BANK

By:	/s/ Randall Sims
Title:	President & CEO

BORROWER:

LAKES ENTERTAINMENT, INC.

By:	/s/ Timothy Cope
Title:	President and Chief Financial Officer
ACKNOWLEDGMENT
STATE OF Minnesota                        )
                                          )ss.
COUNTY OF Hennepin                      )
     Personally appeared before me, the undersigned authority in and for the said county and state, on this 28th day of October, 2008, within my jurisdiction, the within-named Timothy Cope, who acknowledged that he/she was the President and Chief Financial Officer, of LAKES ENTERTAINMENT, INC. a Minnesota business corporation, and that, for and on behalf of the said Corporation and as its act and deed, he/she executed the above and foregoing instrument after first having been duly authorized by said Corporation to do so.

/s/ Tamora R. Hartman
Notary Public

My commission expires:
January 31, 2012

Loan Number: 2757504497
ACKNOWLEDGMENT
STATE OF Minnesota              )
                                          )ss.
COUNTY OF Hennepin            )
     Personally appeared before me, the undersigned authority in and for the said county and state, on this 28th day of October     , 2008, within my jurisdiction, the within-named Randall Sims     , who acknowledged that he/she was the President & CEO, of FIRST STATE BANK an Arkansas state bank, and that, for and on behalf of the said Bank and as its act and deed, he/she executed the above and foregoing instrument after first having been duly authorized by said Bank to do so.

/s/ Tamora R. Hartman
Notary Public

My Commission expires:
January 31, 2012